[LOGO -- THE PROVO GROUP]

February 15, 1996

RE:    FOURTH QUARTER 1995 CORRESPONDENCE
       DIVALL INSURED INCOME PROPERTIES 2 L.P. (THE "PARTNERSHIP")

Dear Limited Partner:

We are pleased to present a new format for DIVALL INSURED INCOME PROPERTIES 2 LIMITED PARTNERSHIP'S QUARTERLY CORRESPONDENCE.

After evaluating feedback from our investor and broker communities, we have concluded that this new format may be utilized more effectively by you. We welcome your comments as we may continue to modify in future quarters.

                          --------------------------

                              QUARTERLY HIGHLIGHTS

 .On Wednesday, January 17, 1996, a         .On Tuesday, January 30, 1996, a
 former general partner of the              former general partner of the
 Partnership, PAUL E. MAGNUSON, was         Partnership, GARY J. DIVALL was
 CRIMINALLY CHARGED with one count of       CRIMINALLY CHARGED with one count
 racketeering, six counts of theft          of theft and one count of filing a
 and one count of filing a misleading       misleading document with the
 document with the Wisconsin                Wisconsin Commission of Securities.
 Commission of Securities.  (Criminal       (Criminal charges were filed by the
 charges were filed by the Wisconsin        Wisconsin Attorney General's
 Attorney General's Office.)                Office.)

 .Terratron, Inc., tenant of eight (8) HARDEE'S RESTAURANTS IN WISCONSIN AND UTAH, continues to experience SALES DIFFICULTIES as a result of "national concept" issues. Top management of Hardee's franchise restaurants are undergoing re-organization efforts for all of its stores in order to match competition with McDonald's, Burger King and Wendy's restaurants.

 .Partnership "Investigation and Restoration Expenses" remain high due to payment of expert witness fees and the accrual of unbilled out-of-pocket expenses related to the Partnership's lawsuit against Ernst & Young and Quarles & Brady. TRIAL SCHEDULED TO OCCUR MARCH 19, 1996.

       ------------

   550 Grand Canyon Drive
  Madison, Wisconsin 53719
    Post Office Box 2137
Madison, Wisconsin 53701-2137
        608.829.2992
      FAX 608.892.2996

DIVALL INSURED INCOME PROPERTIES 2 L.P.
February 15, 1996
Page 2

                          --------------------------

                  FOURTH QUARTER 1995 DISTRIBUTION HIGHLIGHTS

 .6.2% (approx.) annualized return on    .$650,000 "total" amount distributed
 $41,890,000 ("net" remaining initial    for the FOURTH QUARTER 1995 which was
 investment).                            $100,000 less than budgeted.

 .$14.05 per unit (approx.) for the      .$611.00 "total" per unit (approx.)
 FOURTH QUARTER 1995 from both cash      distributed SINCE INCEPTION from both
 flow from operations and "net" cash     cash flow from operations and "net"
 activity from financing and             cash activity from financing and
 investing activities.                   investing activities.

                          --------------------------

                        STATEMENTS OF INCOME HIGHLIGHTS

 .2% increase in                  .51% increase in            .28% decrease in
 operating revenues               total expenses from         net income from
 from projections.                projections.                projections.

 .Real estate taxes accrued for the vacant COUNTRY KITCHEN (Cedar Rapids, IA) and the previous tenant of VILLAGE INN (Grand Forks, ND) were $11,000 higher than projected.

 (NOTE: The Partnership is responsible for real estate taxes on properties that are vacant or in default. Although Village Inn is now assigned to a new tenant, the Partnership will pay taxes due from the prior tenant.)

                          --------------------------

                              PROPERTY HIGHLIGHTS

                                   VACANCIES

 .There was one vacancy at December 31, 1995; COUNTRY KITCHEN (Cedar Rapids, IA). The Partnership has executed a sales contract for this property, however, the closing has been delayed due to environmental issues.

DIVALL INSURED INCOME PROPERTIES 2 L.P.
February 15, 1996
Page 3

                            RENTS RECEIVABLE

 .Terratron, Inc., tenant of the         .Apple South, Inc., tenant of
 HARDEE'S RESTAURANTS (Wisconsin and     APPLEBEE'S restaurants (Memphis,
 Utah), had delinquent rents             Tennessee/Port St. Lucie, FL) had
 receivable of $118,000 at December      delinquent rents receivable due at
 31, 1995.                               December 31, 1995 in the total amount
                                         of $53,600.

 .A one (1) year modification of          This tenant exercised their option to
 rents has been settled between          purchase these properties at NO LESS
 Terratron and the Partnership.          THAN 120% of the original costs.
 (See "1996" DISTRIBUTION                Rental delinquencies are due to
 PROJECTION HIGHLIGHTS below.)           closing issues. (See "SALE OF
                                         PROPERTIES" below.)

                             OTHER PROPERTY MATTERS

 .FMI, VILLAGE INN, (Grand Forks, ND)     HALLANDALE TAG AGENCY (Hallandale,
 became the new tenant on October 2,     FL) commenced rental payments on
 1995.                                   December 1, 1995.

             .P&T Holdings, tenant of MIAMI SUBS (Palm Beach, FL),
               continue to experience SALES DIFFICULTIES.  This
                     property is being closely monitored.


                              SALE OF PROPERTIES

 .The Partnership sold the APPLEBEE'S restaurant in MEMPHIS, TENNESSEE effective January 31, 1996. As mentioned above, Apple South, Inc. exercised their option to purchase this property. Sales proceeds are expected to be used to pay off additional Partnership debt as well as distributions to investors with the operating distribution for the FIRST QUARTER OF 1996.

      (NOTE: Currently the Partnership is in dispute over the purchase price of Apple South's other APPLEBEE'S property located in PORT ST. LUCIE, FLORIDA. No closing date has been finalized at this time.)

DiVall Insured Income Properties 2 L.P.
February 15, 1996
Page 4
                          --------------------------

                             RESTORATION HIGHLIGHTS


 .Recoveries received during the         ."Total" recoveries received TO DATE
 FOURTH QUARTER 1995 totalled $6,874     for the Partnership amount to
 for the Partnership.                    $265,379.

 .Federal Court of Appeals (St. Louis,   .The pending criminal charges against
 MO) ruled in an affiliated              PAUL E. MAGNUSON and GARY J. DIVALL,
 Partnership's favor with respect to     former general partners of the
 the litigation with BOATMEN'S First     Partnership, are not expected to
 National Bank of Kansas City            affect the pending lawsuit AGAINST
 ("Boatmen's").  The Court denied        ERNST & YOUNG AND QUARLES & BRADY.
 Boatmen's request for a re-hearing
 which may mean a future ruling by
 the United States Supreme Court.


                          --------------------------

                   "1996" DISTRIBUTION PROJECTION HIGHLIGHTS


 .6.2% (approx.) annualized return on    .$14.04 per unit/per quarter
 the "net" remaining initial             (approx.) from both cash flow from
 investment which should approximate     operations and "net" cash activity
 $41,000,000 during 1996.                from financing and investing
                                         activities based on the budgeted
                                         $650,000 for each quarter during 1996.


 ."INVESTIGATION AND RESTORATION" expenses are expected to remain high through the trial against the Partnership's former auditors and attorneys. THE MAJORITY OF THESE COSTS ARE EXPECTED TO BE PAID UPON FINAL SETTLEMENT OF THE LAWSUIT.


 .The Partnership and Terratron, Inc.,   The agreement significantly reduces
 tenant of the eight (8) HARDEE'S       rental payments which impacts the
 restaurants, have agreed to a one      overall "budgeted" cash flow for the
 (1) year modification of rents.        Partnership, however, this is a more
                                        favorable option than a vacant
                                        property.*


DiVall Insured Income Properties 2 L.P.
February 15, 1996
Page 5



                          --------------------------

               "1996" DISTRIBUTION PROJECTION HIGHLIGHTS (CONT'D)

Additionally, terms of the 1996 agreement allow for the Partnership to PARTICIPATE IN SALES GROWTH from the depressed 1995 sales levels.

The Partnership negotiated this one (1) year modification in an effort to minimize the possibility of "creating" value for Terratron in the unlikely event that a sale of the lease should occur under a Chapter XI Bankruptcy. Lease terms will be reviewed annually.

(*NOTE: WORKING WITH A TENANT WHEN AT ALL POSSIBLE PROVIDES MORE STABILITY FOR THE PARTNERSHIP. If a tenant cannot afford to pay rent due to financial difficulties related to poor sales, and we opt to evict the tenant or the tenant chooses default or bankruptcy, the Partnership would incur all real estate taxes, insurance, and maintenance costs. There are no guarantees for "quick" re-leasing efforts -- more often than not, the re-leasing of properties tends to be a long-term and expensive process.)


                          --------------------------

                               RETURN OF CAPITAL

The following table has been updated to illustrate the breakdown of distributions since the Partnership's first quarterly distribution, for the period ended June 30, 1988 through December 31, 1995.



                                               DISTRIBUTION     CAPITAL
                                               -------------  ------------
                                                 ANALYSIS       BALANCE
                                               -------------  ------------

  Original Capital Balance                                -   $46,280,300
  Cash Flow From Operations Since Inception    $ 19,389,670            --
  Total Distributions Since Inception           (23,780,268)           --
                                               ------------

  (Return) of Capital                          $ (4,390,598)   (4,390,598)
                                               ============   -----------

  "NET" REMAINING INITIAL INVESTMENT
       BY ORIGINAL PARTNERS                              --   $41,889,702
                                                              ===========


    (NOTE: For a more individualized discussion of return of capital contact
                              Investor Relations.)

DiVall Insured Income Properties 2 L.P.
February 15, 1996
Page 6


                          --------------------------

                              QUESTIONS & ANSWERS


1.     WHEN CAN I EXPECT TO RECEIVE MY SCHEDULE K-1 FOR 1995?

       . Our current schedule for mailing all 1995 Schedule K-1's for your Partnership and its affiliated partnerships is by no later than FEBRUARY 28, 1996.

2. WHEN WILL 1995 PER UNIT VALUES BE AVAILABLE FOR MY INVESTMENT IN THE PARTNERSHIP?

       . The Partnership's 1995 "year-end" valuation information is tentatively scheduled to be available by MARCH 1996. We will include this information in our 1995 Annual Reports which we plan to mail by April 1996.

3.     WHAT ARE MY LIQUIDATION OPTIONS IN THE PARTNERSHIP?

       . Currently there are no buy back provisions available in the Partnership. We anticipate communicating by year-end 1996 what the Partnership's future plans will be for the possibility of repositioning its assets.

4. IS THE TRIAL AGAINST THE PARTNERSHIP'S FORMER AUDITORS AND ATTORNEYS OPEN TO THE PUBLIC?

       . The upcoming trial is available for public attendance and is scheduled to begin March 19, 1996 in Dodgeville, Wisconsin.

5.     WHEN CAN I EXPECT MY NEXT DISTRIBUTION MAILING?

       . Your next scheduled distribution correspondence for the First Quarter of 1996 will be mailed on MAY 15, 1996.

As always, if you have any questions or need additional information, please contact Investor Relations at 1-800-547-7686 or 1-608-829-2992.

Sincerely,
THE PROVO GROUP, INC.


    /s/  Brenda Bloesch                     /s/  Kristin Atkinson
By:_______________________________      By:______________________________
   Brenda Bloesch                          Kristin Atkinson
   Director of Investor Relations          V.P. - Finance and Administration

Enclosures

----------------------------------------------------------------------------------------------------------------
                                    DIVALL INSURED INCOME PROPERTIES 2 L.P.
                                   STATEMENTS OF INCOME AND CASH FLOW CHANGES
                               FOR THE THREE MONTH PERIOD ENDED DECEMBER 31, 1995
----------------------------------------------------------------------------------------------------------------
                                                               PROJECTED            ACTUAL             VARIANCE
                                                               -------------------------------------------------
                                                                  4TH                4TH
                                                               QUARTER             QUARTER              BETTER
                                                               12/31/95            12/31/95             (WORSE)
                                                               ---------           ----------          ---------
OPERATING REVENUES
  Rental income                                                 $911,850             $950,510            $38,660
  Direct financing interest                                       25,850               21,905             (3,945)
  Interest income                                                  9,000               14,748              5,748
  Other income                                                         0              (21,056)           (21,056)
                                                               ---------           ----------          ---------
TOTAL OPERATING REVENUES                                        $946,700             $966,107            $19,407
                                                               ---------           ----------          ---------

OPERATING EXPENSES
  Insurance                                                      $14,510              $11,819             $2,691
  Management fees                                                 41,925               41,650                275
  Restoration fees                                                     0                  275               (275)
  Overhead allowance                                               3,495                3,495                  0
  Advisory Board                                                   3,200                3,757               (557)
  Administrative                                                  22,500               19,448              3,052
  Professional services                                              600                  830               (230)
  Auditing                                                        12,000               16,950             (4,950)
  Legal                                                           15,000               16,849             (1,849)
  Leasing commissions                                                  0                4,680             (4,680)
  Real Estate Taxes                                               18,000               29,374            (11,374)
  Appraisal Fees                                                       0                2,500             (2,500)
  Defaulted tenants                                                3,000                4,076             (1,076)
                                                               ---------           ----------          ---------
TOTAL OPERATING EXPENSES                                        $134,230             $155,703           ($21,473)
                                                               ---------           ----------          ---------
GROUND RENT                                                      $30,900              $30,936               ($36)
                                                               ---------           ----------          ---------
INTEREST EXPENSE                                                  $7,600              $11,314            ($3,714)
                                                               ---------           ----------          ---------
INVESTIGATION AND RESTORATION EXPENSES                           $50,000             $148,215           ($98,215)
                                                               ---------           ----------          ---------

NON-OPERATING EXPENSES
  Depreciation                                                  $138,000             $135,252             $2,748
  Amortization                                                       210                  201                  9
  Loss on equipment lease                                              0               64,991            (64,991)
                                                               ---------           ----------          ---------
TOTAL NON-OPERATING EXPENSES                                    $138,210             $200,444           ($62,234)
                                                               ---------           ----------          ---------
TOTAL EXPENSES                                                  $360,940             $546,612          ($185,672)
                                                               ---------           ----------          ---------
NET INCOME                                                      $585,760             $419,495          ($166,265)

                                                                                                       VARIANCE
OPERATING CASH RECONCILIATION:                                                                         ---------
  Depreciation and amortization                                  138,210              135,453             (2,757)
  Loss on equipment lease                                              0               64,991             64,991
  (Increase) Decrease in current assets                          (32,095)             (67,727)           (35,632)
  Increase (Decrease) in current liabilities                      11,975               95,449             83,474
  Decrease in Security Deposits                                        0             (253,936)          (253,936)
  Decrease in cash reserved for security deposits                      0              260,000            260,000
  (Increase) Decrease in cash reserved for payables               (5,000)             (90,000)           (85,000)
                                                               ---------           ----------          ---------
Net Cash Provided From Operating Activities                     $698,850             $563,725          ($135,125)
                                                               ---------           ----------          ---------
CASH FLOWS FROM (USED IN) INVESTING
    AND FINANCING ACTIVITIES
    Payments received from affiliated partnerships                     0                3,055              3,055
    Recoveries from former G.P. affiliates                             0                6,874              6,874
    Principal received on equipment leases                       108,424              326,510            218,086
    Principal payments on mortgage notes                         (63,601)            (251,974)          (188,373)
                                                               ---------           ----------          ---------
  Net Cash Provided From Investing And Financing
    Activities                                                   $44,823              $84,465            $39,642
                                                               ---------           ----------          ---------

  Total Cash Flow For Quarter                                   $743,673             $648,190           ($95,483)

  Cash Balance Beginning of Period                             1,550,724            1,238,791           (311,933)
  Less 3rd quarter distributions paid 11/95                     (750,000)            (650,000)           100,000
  Change in cash reserved for payables or security deposits        5,000             (170,000)          (175,000)
                                                               ---------           ----------          ---------
  Cash Balance End of Period                                  $1,549,397           $1,066,981          ($482,416)

  Cash reserved for 4th quarter L.P. distributions              (750,000)            (650,000)           100,000
  Cash reserved for CD security deposit                         (260,000)                   0            260,000
  Cash reserved for payment of payables                         (365,000)            (240,000)           125,000
                                                               ---------           ----------          ---------
  Unrestricted Cash Balance End of Period                       $174,397             $176,981             $2,584
                                                               =========           ==========          =========
----------------------------------------------------------------------------------------------------------------
                                                               PROJECTED            ACTUAL             VARIANCE
                                                               -------------------------------------------------
* Quarterly Distribution                                        $750,000             $650,000          ($100,000)
  Mailing Date                                                 2/15/96             (enclosed)            -
----------------------------------------------------------------------------------------------------------------

*Refer to distribution letter for detail of quarterly distribution.

                                                                                    ------------------------------------------
Projections for                                                                     ORIGINAL EQUITY                $46,280,300
Discussion Purposes         DIVALL INSURED INCOME PROPERTIES 2 LP                   NET DISTRIBUTION OF
                                    1995 PROPERTY SUMMARY                             CAPITAL SINCE INCEPTION       $4,390,598
                                AND RELATED ESTIMATED RECEIPTS                                                     -----------
                                                                                    CURRENT EQUITY                 $41,889,702
                                                                                                                   -----------
                                                                                    ------------------------------------------

PORTFOLIO  (Note 1)
                                                            --------------------------------------------------
                                                                               REAL ESTATE
                                                            --------------------------------------------------
                                                                                   ANNUAL
                                                                                    BASE                   %
CONCEPT                        LOCATION                     COST                    RENT                 YIELD
-------                        --------                     ----                    ----                 -----
APPLEBEE'S                     MEMPHIS, TN                  1,077,375              143,040               13.28%
APPLEBEE'S                     PORT ST. LUCIE, FL           1,346,719              178,800               13.28%

APPLEBEE'S                     COLUMBUS, OH                 1,059,465              135,780               12.82%

BLOCKBUSTER                    OGDEN, UT                      646,425               84,672               13.10%

COUNTRY KIT.                   CEDAR RAPIDS, IA               660,156                    0                0.00%

DENNY'S                        N. SYMRNA BCH, FL            1,025,830              133,380               13.00%
DENNY'S                        DAYTONA, FL                  1,029,844              136,800               13.28%

DENNY'S (2) (3)                PHOENIX, AZ                    295,750               41,000               13.86%
DENNY'S (2)                    PHOENIX, AZ                    972,726               86,000                8.84%
DENNY'S (2)                    PHOENIX, AZ                    865,900              100,000               11.55%
DENNY'S                        TWIN FALLS, ID                 699,032               78,000               11.16%
DENNY'S (2) (3)                PHOENIX, AZ                    500,000               36,000                7.20%

HARDEE'S                       S. MILWAUKEE, WI               808,032              102,000               12.62%
HARDEE'S                       DELEVAN, WI                    718,250               90,540               12.61%
HARDEE'S                       HARTFORD, WI                   686,563               86,100               12.54%
HARDEE'S                       MILWAUKEE, WI                1,010,045              126,000               12.47%
   "                                "
HARDEE'S                       OCONOMOWOC, WI                 802,750              101,160               12.60%
HARDEE'S                       W. JORDAN, UT                  617,907               77,880               12.60%
HARDEE'S                       SANDY, UT                      355,847               55,440               15.58%
HARDEE'S                       FOND DU LAC, WI                849,767              105,960               12.47%
HARDEE'S                       MILWAUKEE, WI                        0                    0                0.00%

HOOTER'S                       R. HILLS, TX                 1,246,719               95,000                7.62%

HOSTETTLER'S                   DES MOINES, IA                 845,000               55,584                6.58%

KFC                            SANTA FE, NM                   451,230               60,000               13.30%

MIAMI SUBS                     PALM BEACH, FL                 743,625               32,000                4.30%

                                                   -------------------------------------------------------------
                                                                             EQUIPMENT
                                                   -------------------------------------------------------------
                                                     LEASE                              ANNUAL
                                                   EXPIRATION                           LEASE               %  *
CONCEPT                  LOCATION                     DATE             COST            RECEIPTS           RETURN
-------                  --------                     ----             ----            --------           ------
APPLEBEE'S               MEMPHIS, TN
APPLEBEE'S               PORT ST. LUCIE, FL

APPLEBEE'S               COLUMBUS, OH               06/30/97         84,500              17,438            20.64%

BLOCKBUSTER              OGDEN, UT

COUNTRY KIT.             CEDAR RAPIDS, IA

DENNY'S                  N. SYMRNA BCH, FL
DENNY'S                  DAYTONA, FL

DENNY'S (2) (3)          PHOENIX, AZ                                224,376                   0             0.00%
DENNY'S (2)              PHOENIX, AZ                                183,239                   0             0.00%
DENNY'S (2)              PHOENIX, AZ                                221,237                   0             0.00%
DENNY'S                  TWIN FALLS, ID             04/30/99        190,000              37,860            19.93%
DENNY'S (2) (3)          PHOENIX, AZ                                 14,259                   0             0.00%

HARDEE'S                 S. MILWAUKEE, WI
HARDEE'S                 DELEVAN, WI                01/31/96 (4)    221,813              12,426             5.60%
HARDEE'S                 HARTFORD, WI
HARDEE'S                 MILWAUKEE, WI              03/31/96 (4)    260,000              20,964             8.06%
   "                           "                    03/31/97 (4)    151,938               8,352             5.50%
HARDEE'S                 OCONOMOWOC, WI
HARDEE'S                 W. JORDAN, UT
HARDEE'S                 SANDY, UT
HARDEE'S                 FOND DU LAC, WI            10/31/97 (4)   290,469               21,113             7.27%
HARDEE'S                 MILWAUKEE, WI              11/30/96       780,000              236,272            30.29%

HOOTER'S                 R. HILLS, TX

HOSTETTLER'S             DES MOINES, IA                             52,813                    0             0.00%

KFC                      SANTA FE, NM

MIAMI SUBS               PALM BEACH, FL

                                                      -----------------------------------------          -----------
                                                                       TOTALS                            TOTAL % ON
                                                      ------------------------------------------         $41,889,702
                                                                       ANNUAL                              EQUITY
CONCEPT                  LOCATION                     COST            RECEIPTS            RETURN            RAISE
-------                  --------                     ----            --------            ------         -----------
APPLEBEE'S               MEMPHIS, TN                  1,077,375        143,040             13.28%
APPLEBEE'S               PORT ST. LUCIE, FL           1,346,719        178,800             13.28%

APPLEBEE'S               COLUMBUS, OH                 1,143,965        153,218             13.39%

BLOCKBUSTER              OGDEN, UT                      646,425         84,672             13.10%

COUNTRY KIT.             CEDAR RAPIDS, IA               660,156              0              0.00%

DENNY'S                  N. SYMRNA BCH, FL            1,025,830        133,380             13.00%
DENNY'S                  DAYTONA, FL                  1,029,844        136,800             13.28%

DENNY'S (2) (3)          PHOENIX, AZ                    520,126         41,000              7.88%
DENNY'S (2)              PHOENIX, AZ                  1,155,965         86,000              7.44%
DENNY'S (2)              PHOENIX, AZ                  1,087,137        100,000              9.20%
DENNY'S                  TWIN FALLS, ID                 889,032        115,860             13.03%
DENNY'S (2) (3)          PHOENIX, AZ                    514,259         36,000              7.00%

HARDEE'S                 S. MILWAUKEE, WI               808,032        102,000             12.62%
HARDEE'S                 DELEVAN, WI                    940,063        102,966             10.95%
HARDEE'S                 HARTFORD, WI                   686,563         86,100             12.54%
HARDEE'S                 MILWAUKEE, WI                1,421,983        155,316             10.92%
   "                           "
HARDEE'S                 OCONOMOWOC, WI                 802,750        101,160             12.60%
HARDEE'S                 W. JORDAN, UT                  617,907         77,880             12.60%
HARDEE'S                 SANDY, UT                      355,847         55,440             15.58%
HARDEE'S                 FOND DU LAC, WI              1,140,236        127,073             11.14%
HARDEE'S                 MILWAUKEE, WI                  780,000        236,272             30.29%

HOOTER'S                 R. HILLS, TX                 1,246,719         95,000              7.62%

HOSTETTLER'S             DES MOINES, IA                 897,813         55,584              6.19%

KFC                      SANTA FE, NM                   451,230         60,000             13.30%

MIAMI SUBS               PALM BEACH, FL                 743,625         32,000              4.30%
---------------------------------------------------------------------------------------------------------------------------------


Note 1:   This property summary includes only current property and equipment held by the Partnership.
          Equipment lease receipts shown include a return of capital.
     2:   Rent is based on 12.5% of monthly sales. Rent projected for 1995 is based on 1994 sales levels.
     3:   The Partnership entered into a long-term ground lease in which the Partnership is responsible for payment of rent.
          The annual base rent shown is net of the underlying ground lease rent.
     4:   The lease was modified on April 4, 1992 with payments of interest only until April 1, 1995, at which time full principal and interest payments resumed.

                                                                                    ------------------------------------------
PROJECTIONS FOR                                                                     ORIGINAL EQUITY                $46,280,300
DISCUSSION PURPOSES         DIVALL INSURED INCOME PROPERTIES 2 LP                   NET DISTRIBUTION OF
                                    1995 PROPERTY SUMMARY                             CAPITAL SINCE INCEPTION       $4,390,598
                                AND RELATED ESTIMATED RECEIPTS                                                     -----------
                                                                                    CURRENT EQUITY                 $41,889,702
                                                                                                                   ===========
                                                                                    ------------------------------------------

PORTFOLIO  (Note 1)
                                                            --------------------------------------------------
                                                                               REAL ESTATE
                                                            --------------------------------------------------
                                                                                   ANNUAL
                                                                                    BASE                   %
CONCEPT                        LOCATION                     COST                    RENT                 YIELD
-------                        --------                     ----                    ----                 -----
POPEYE'S                       PARK FOREST, IL                580,938               77,280               13.30%

SUNRISE PS                     PHOENIX, AZ                  1,084,503              131,340               12.11%

VILLAGE INN                    GRAND FORKS, ND                739,375               84,000               11.36%

WENDY'S                        AIKEN, SC                      633,750               90,480               14.28%
WENDY'S                        CHARLESTON, SC                 580,938               77,280               13.30%
WENDY'S                        N. AUGUSTA, SC                 660,156               87,780               13.30%
WENDY'S                        AUGUSTA, GA                    728,813               96,780               13.28%
WENDY'S                        CHARLESTON, SC                 596,781               76,920               12.89%
WENDY'S                        AIKEN, SC                      776,344               96,780               12.47%
WENDY'S                        AUGUSTA, GA                    649,594               86,160               13.26%
WENDY'S                        CHARLESTON, SC                 528,125               70,200               13.29%
WENDY'S                        MT. PLEASANT, SC               580,938               77,280               13.30%
WENDY'S                        MARTINEZ, GA                   633,750               84,120               13.27%

HALLANDALE TAG                 HALLANDALE, FL                 792,188               30,000                3.79%
--------------------------------------------------------------------------------------------------------------
PORTFOLIO TOTALS (38 Properties)                           28,881,150            3,307,536               11.45%
--------------------------------------------------------------------------------------------------------------

OUTSTANDING DEBT
                                                          ----------------------------------------------------
----------------------------------------------------         AMOUNT                 ANNUAL            CURRENT
MORTGAGED PROPERTIES                                          OWED                   DEBT            INTEREST
----------------------------------------------------        12/31/95               SERVICE             RATE
                                                          ----------------------------------------------------
DENNY'S                        TWIN FALLS, ID
HARDEE'S                       MILWAUKEE, WI

----------------------------------------------------      ----------------------------------------------------
TOTAL OUTSTANDING DEBT                                        -                       -                  -
----------------------------------------------------      ----------------------------------------------------
----------------------------------------------------      ----------------------------------------------------
NET AFTER DEBT                                             28,881,150            3,307,536               11.45%
----------------------------------------------------      ----------------------------------------------------



                                                   -------------------------------------------------------------
                                                                             EQUIPMENT
                                                   -------------------------------------------------------------
                                                     LEASE                              ANNUAL
                                                   EXPIRATION                           LEASE               %
CONCEPT                  LOCATION                     DATE             COST            RECEIPTS           RETURN
-------                  --------                     ____             ----            --------           ------
POPEYE'S                 PARK FOREST, IL

SUNRISE PS               PHOENIX, AZ                12/31/96         79,219              16,373            20.67%
                                                    06/30/97         19,013               3,930            20.67%

VILLAGE INN              GRAND FORKS, ND

WENDY'S                  AIKEN, SC
WENDY'S                  CHARLESTON, SC
WENDY'S                  N. AUGUSTA, SC
WENDY'S                  AUGUSTA, GA
WENDY'S                  CHARLESTON, SC
WENDY'S                  AIKEN, SC
WENDY'S                  AUGUSTA, GA
WENDY'S                  CHARLESTON, SC
WENDY'S                  MT. PLEASANT, SC
WENDY'S                  MARTINEZ, GA

HALLANDALE TAG
----------------------------------------------------------------------------------------------------------------
                                                                  2,772,876             374,727            13.51%
----------------------------------------------------------------------------------------------------------------
OUTSTANDING DEBT
                                                             ---------------------------------------------------
----------------------------------------------------           AMOUNT                 ANNUAL            CURRENT
MORTGAGED PROPERTIES                                            OWED                   DEBT            INTEREST
----------------------------------------------------          12/31/95               SERVICE             RATE
                                                             ----------------------------------------------------
DENNY'S                        TWIN FALLS, ID                   77,255                48,219                9.80%
HARDEE'S                       MILWAUKEE, WI                         0                     0                9.75%
----------------------------------------------------         ----------------------------------------------------
TOTAL OUTSTANDING DEBT                                          77,255                48,219                  -
----------------------------------------------------         ----------------------------------------------------
----------------------------------------------------         ----------------------------------------------------
NET AFTER DEBT                                               2,695,621               326,508               12.11%
----------------------------------------------------         ----------------------------------------------------

                                                      -----------------------------------------          -----------
                                                                       TOTALS                            TOTAL % ON
                                                      ------------------------------------------         $41,889,702
                                                                       TOTAL                                EQUITY
CONCEPT                  LOCATION                     COST            RECEIPTS            RETURN            RAISE
-------                  --------                     ----            --------            ------         -----------
POPEYE'S                 PARK FOREST, IL                580,938         77,280             13.30%

SUNRISE PS               PHOENIX, AZ                  1,182,735        151,642             12.82%

VILLAGE INN              GRAND FORKS, ND                739,375         84,000             11.36%

WENDY'S                  AIKEN, SC                      633,750         90,480             14.28%
WENDY'S                  CHARLESTON, SC                 580,938         77,280             13.30%
WENDY'S                  N. AUGUSTA, SC                 660,156         87,780             13.30%
WENDY'S                  AUGUSTA, GA                    728,813         96,780             13.28%
WENDY'S                  CHARLESTON, SC                 596,781         76,920             12.89%
WENDY'S                  AIKEN, SC                      776,344         96,780             12.47%
WENDY'S                  AUGUSTA, GA                    649,594         86,160             13.26%
WENDY'S                  CHARLESTON, SC                 528,125         70,200             13.29%
WENDY'S                  MT. PLEASANT, SC               580,938         77,280             13.30%
WENDY'S                  MARTINEZ, GA                   633,750         84,120             13.27%

HALLANDALE TAG           HALLANDALE, FL                 792,188         30,000              3.79%
---------------------------------------------------------------------------------------------------      -----------
                                                     31,654,026      3,682,264             11.63%               8.79%
--------------------------------------------------------------------------------------------------------------------

OUTSTANDING DEBT
                                                     -------------------------
-----------------------------------------------       AMOUNT            ANNUAL
MORTGAGED PROPERTIES                                   OWED              DEBT
-----------------------------------------------       12/31/95         SERVICE
                                                     -------------------------
DENNY'S                        TWIN FALLS, ID            77,255         48,219
HARDEE'S                       MILWAUKEE, WI                  0              0
-----------------------------------------------      --------------------------
TOTAL OUTSTANDING DEBT                                   77,255         48,219
-----------------------------------------------      -------------------------
-----------------------------------------------      ----------------------------------------------      -----------
NET AFTER DEBT                                       31,576,771      3,634,045             11.51%               8.68%
---------------------------------------------------------------------------------------------------      -----------
---------------------------------------------------------------------------------------------------------------------------------


Note 1:   This property summary includes only current property and equipment held by the Partnership.
          Equipment lease receipts shown include a return of capital.


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